Exhibit 99.1
FORTIVE CORPORATION’S UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
DESCRIPTION OF TRANSACTION

On April 1, 2019, Fortive Corporation, a Delaware corporation (the "Company" or "Fortive"), acquired (the “Transaction”) certain equity interests and assets, and assumed certain liabilities, of the sterilization solutions business of Johnson & Johnson, a New Jersey corporation ("Johnson & Johnson"), used in the fields of low-temperature terminal sterilization and high level disinfection (the “Business” or “ASP”) for an aggregate purchase price of $2.7 billion, subject to certain post-closing adjustments set forth in a Stock and Asset Purchase Agreement, dated effective as of June 6, 2018 (the “Purchase Agreement”), between the Company and Ethicon, Inc., a New Jersey corporation (“Ethicon”) and a wholly owned subsidiary of Johnson & Johnson. The equity interests and assets acquired, and liabilities assumed, by the Company and certain of its affiliates in the Transaction relate to the research, development, manufacture, marketing, distribution and sale of certain products of the Business.

In connection with the Transaction, the Company also entered into a transition services agreement with Johnson & Johnson for certain administrative and operational services, and a distribution agreement in certain countries until such operations are transferred to us. The operations that did not transfer to us on April 1, 2019 accounted for approximately 30% of ASP's revenue for the year ended December 30, 2018.

The Company financed the $2.7 billion purchase price with approximately $1.4 billion net proceeds from the issuance and sale of 0.875% convertible senior notes due 2022, approximately $1.0 billion from the issuance of a delayed-draw term loan due 2020 and the remaining from the issuance and sale of commercial paper.

The unaudited pro forma condensed combined financial statements of Fortive were derived from its historical consolidated financial statements and the historical combined financial statements of ASP presented on a carve-out basis, and are being presented to give effect to the completed Transaction, the corresponding financing noted above, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 2018 reflects Fortive’s results as if the Transaction and the financings had occurred on January 1, 2018. The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2018 gives effect to the Transaction and the financings as if they had occurred on that date. The unaudited pro forma condensed combined financial statements of Fortive are based on information available at the time of presentation and assumptions that Fortive’s management believe are reasonable, that reflect the impact of events directly attributable to the Transaction that are factually supportable, and for purposes of the Unaudited Pro Forma Condensed Combined Statement of Earnings, that are expected to have a continuing impact on Fortive. The unaudited pro forma condensed combined financial statements do not contemplate the financial impact of the transition services and distribution agreements with Johnson & Johnson.
The unaudited pro forma condensed combined financial statements are not intended to be a complete presentation of Fortive’s financial position or results of operations had the Transaction occurred as of and for the period indicated. In addition, the unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only, and are not necessarily indicative of Fortive’s historical or future results of operations or financial condition had the Transaction been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Fortive treated as the acquirer. Accordingly, the historical combined financial information has been adjusted to give effect to the impact of the consideration paid in connection with the Transaction. The total estimated purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the Transaction based on their estimated fair values as of the completion of the acquisition.  Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by Fortive with the assistance, in some cases, of outside valuation specialists. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

(i)
Fortive’s audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Fortive’s Annual Report on Form 10-K for the year ended December 31, 2018;

(ii)
Fortive’s unaudited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Fortive’s Quarterly Report on Form 10-Q for the three months ended March 29, 2019; and

(iii)	ASP's combined financial statements as of and for the year ended December 30, 2018.

FORTIVE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
($ and shares in millions, except per share amounts)

	As of December 31, 2018
	Fortive(a)	ASP(c),(d)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and equivalents	$1,178.4	$—	$—		$1,178.4
Accounts receivable, net	1,195.1	171.0	(171.0)	(o)	1,195.1
Inventories	574.5	130.5	123.2	(m)	828.2
Prepaid expenses and other current assets	193.2	10.5	(1.6)	(o), (p)	202.1
Current assets, discontinued operations	30.0	—	—		30.0
Total current assets	3,171.2	312.0	(49.4)		3,433.8
Property, plant and equipment, net	576.1	83.4	(11.4)	(m), (o)	648.1
Other assets	548.9	6.2	(3.2)	(m)	551.9
Goodwill	6,133.1	—	1,311.8	(m)	7,444.9
Other intangible assets, net	2,476.3	—	1,101.5	(m)	3,577.8
Total assets	$12,905.6	$401.6	$2,349.3		$15,656.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$455.6	$—	$1,000.0	(n)	$1,455.6
Trade accounts payable	706.5	34.9	(34.9)	(o)	706.5
Accrued expenses and other current liabilities	999.3	74.4	(5.5)	(m), (p)	1,068.2
Current liabilities, discontinued operations	30.7	—	—		30.7
Total current liabilities	2,192.1	109.3	959.6		3,261.0
Other long-term liabilities	1,125.9	11.0	12.2	(m)	1,149.1
Long-term debt	2,974.7	—	1,599.6	(n)	4,574.3
Equity:
5.0% Mandatory convertible preferred stock, series A: $0.01 par value, 15.0 million shares authorized; 1.4 million shares issued and outstanding at December 31, 2018	—	—	—		—
Common stock	3.4	—	—		3.4
Additional paid-in capital	3,126.0	—	100.4	(n)	3,226.4
Retained earnings	3,552.7	318.6	(359.8)	(m), (p)	3,511.5
Accumulated other comprehensive loss	(86.6)	(37.3)	37.3	(m)	(86.6)
Total Fortive stockholders’ equity	6,595.5	281.3	(222.1)		6,654.7
Noncontrolling interests	17.4	—	—		17.4
Total stockholders’ equity	6,612.9	281.3	(222.1)		6,672.1
Total liabilities and equity	$12,905.6	$401.6	$2,349.3		$15,656.5
See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

FORTIVE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	Year Ended December 31, 2018
	Fortive(b)	ASP(c),(d)	Pro Forma Adjustments		Pro Forma Combined
Sales of products	$5,755.0	$651.2	$—		$6,406.2
Sales of services	697.7	161.3	—		859.0
Total sales	6,452.7	812.5	—		7,265.2
Cost of product sales	(2,657.2)	(272.8)	(21.9)	(j), (k)	(2,951.9)
Cost of service sales	(474.2)	(112.4)	—		(586.6)
Total cost of sales	(3,131.4)	(385.2)	(21.9)		(3,538.5)
Gross profit	3,321.3	427.3	(21.9)		3,726.7
Operating costs:
Selling, general and administrative expenses	(1,728.6)	(224.9)	5.1	(e), (f), (i), (k), (l)	(1,948.4)
Research and development expenses	(414.3)	(44.8)	—		(459.1)
Operating profit	1,178.4	157.6	(16.8)		1,319.2
Non-operating income (expense):
Interest expense, net	(97.0)	—	(93.1)	(g)	(190.1)
Other non-operating expenses	(3.0)	(3.4)	(1.2)	(j)	(7.6)
Earnings before income taxes	1,078.4	154.2	(111.1)		1,121.5
Income taxes	(160.1)	(16.8)	17.4	(h)	(159.5)
Net earnings from continuing operations	918.3	137.4	(93.7)		962.0
Mandatory convertible preferred stock cumulative dividends	(34.9)	—	—		(34.9)
Net earnings from continuing operations attributable to common stockholders	$883.4	$137.4	$(93.7)		$927.1

Net earnings per common share from continuing operations:
Basic	$2.56				$2.68
Diluted	$2.52				$2.64

Average common stock and common equivalent shares outstanding:
Basic	345.5				345.5
Diluted	350.7				350.7
See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

FORTIVE CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
NOTE 1. BASIS OF PRO FORMA PRESENTATION
On April 1, 2019, Fortive Corporation, a Delaware corporation (the "Company" or "Fortive"), acquired (the “Transaction”) certain equity interests and assets, and assumed certain liabilities, of the sterilization solutions business of Johnson & Johnson, a New Jersey corporation ("Johnson & Johnson"), used in the fields of low-temperature terminal sterilization and high level disinfection (the “Business” or “ASP”) for an aggregate purchase price of $2.7 billion, subject to certain post-closing adjustments set forth in a Stock and Asset Purchase Agreement, dated effective as of June 6, 2018 (the “Purchase Agreement”), between the Company and Ethicon, Inc., a New Jersey corporation (“Ethicon”) and a wholly owned subsidiary of Johnson & Johnson. The equity interests and assets acquired, and liabilities assumed, by the Company and certain of its affiliates in the Transaction relate to the research, development, manufacture, marketing, distribution and sale of certain products of the Business.
In connection with the Transaction, the Company also entered into a transition services agreement with Johnson & Johnson for certain administrative and operational services, and a distribution agreement in certain countries until such operations are transferred to us. The operations that did not transfer to us on April 1, 2019 accounted for approximately 30% of ASP's revenue for the year ended December 30, 2018.
The Company financed the $2.7 billion purchase price with approximately $1.4 billion net proceeds from the issuance and sale of 0.875% convertible senior notes due 2022, approximately $1.0 billion from the issuance of a delayed-draw term loan due 2020 and the remaining from the issuance and sale of commercial paper.
The unaudited pro forma condensed combined financial statements of Fortive were derived from its historical consolidated financial statements and the historical combined financial statements of ASP presented on a carve-out basis, and are being presented to give effect to the completed Transaction, the corresponding financing noted above, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 2018 reflects Fortive’s results as if the Transaction and the financings had occurred on January 1, 2018. The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2018 gives effect to the Transaction and the financings as if they had occurred on that date. The unaudited pro forma condensed combined financial statements of Fortive are based on information available at the time of presentation and assumptions that Fortive’s management believe are reasonable, that reflect the impact of events directly attributable to the Transaction that are factually supportable, and for purposes of the Unaudited Pro Forma Condensed Combined Statement of Earnings, that are expected to have a continuing impact on Fortive. The unaudited pro forma condensed combined financial statements do not contemplate the financial impact of the transition services and distribution agreements with Johnson & Johnson.
The unaudited pro forma condensed combined financial statements are not intended to be a complete presentation of Fortive’s financial position or results of operations had the Transaction occurred as of and for the period indicated. In addition, the unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only, and are not necessarily indicative of Fortive’s historical or future results of operations or financial condition had the Transaction been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Fortive treated as the acquirer. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the Transaction. The total estimated purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the Transaction based on their estimated fair values as of the completion of the acquisition.  Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by Fortive with the assistance, in some cases, of outside valuation specialists. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

NOTE 2. PRO FORMA ADJUSTMENTS
For purposes of presenting the Pro Forma Fortive column, the Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 2018 and the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2018 include the following pro forma adjustments:

(a)	Represents Fortive's historical consolidated balance sheet for the year ended December 31, 2018.

(b)	Represents Fortive's historical consolidated statement of earnings for the year ended December 31, 2018.

(c)
Represents the operations, assets, liabilities and equity of ASP derived from the historical combined financial statements of ASP prepared on a carve-out basis of accounting as of and for the year ended December 30, 2018.

(d)
Certain reclassifications have been made to ASP's historical financial statements to conform to Fortive's presentation used in the unaudited pro forma condensed combined financial statements. ASP did not adopt ASU 2014-09 Revenue from Contracts with Customers (“Topic 606”), and as such, their historical financial statements are presented under ASC Topic 605 Revenue Recognition. The Company does not believe the adjustments required under Topic 606 would have a material impact on the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Earnings

(e)
Adjustment reflecting a net reduction in depreciation expense of $11.7 million, reflecting certain property, plant, and equipment that was not acquired by Fortive in the Transaction; estimated fair value adjustments to property, plant, and equipment; and modifications of the remaining useful lives of those assets.

(f)
Adjustments to reflect the estimated intangible asset amortization expense of $91.6 million and a decrease in rent expense by $0.4 million. Both adjustments are the result of the purchase price allocation described in tickmark m below.

(g)
Adjustment to reflect a net increase in interest expense of $93.1 million related to the issuance of the 0.875% convertible senior notes, delayed-draw term loan due 2020, and commercial paper described below as if the debt was outstanding on January 1, 2018 ($ in millions):

Debt Instrument	Interest Rate*	Pro Forma Interest Expense
0.875% Convertible Senior Notes	3.38%	$45.1
Delayed-Draw Term Loan Due 2020	3.24%	32.4
Commercial Paper	2.82%	8.1
Total		$85.6
* Interest rates in effect as of March 29, 2019
Amortization of debt issuance costs included in the interest adjustment was $7.5 million.

(h)
Adjustment to apply the estimated effective tax rate of the combined Company of 15.7% to the pretax loss of the pro forma adjustments. In determining the tax rate to apply to the Transaction adjustments, Fortive used the blended tax rate on a continuing operations basis for 2018, excluding the impact of discrete tax items.

(i)	Adjustment to remove Transaction-related costs of $41.8 million incurred by Fortive during the year ended December 31, 2018.

(j)
Johnson & Johnson entered into forward foreign currency exchange contracts on behalf of ASP. Fortive does not engage in similar hedging practices. The gains and losses on these forward foreign currency exchange contracts will not have a continuing impact on the ASP financial results, and the adjustments represent the elimination of allocated gains recorded net in other non-operating expenses of $1.2 million and losses of $8.5 million recorded in cost of product sales.

(k)	Adjustment of $30.4 million to reclassify shipping and handling costs from selling, general and administrative expenses to cost of goods sold, in accordance with Fortive policy.

(l)
Adjustment to reduce selling, general, and administrative costs by $12.4 million to reflect the ongoing post-retirement benefit plan expense for ASP resulting from the plans conveyed to Fortive in the Transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet

(m)
The unaudited pro forma condensed combined financial statements of Fortive were derived from its historical consolidated financial statements and are being presented to give effect to the completed acquisition, which was accounted for as a purchase business combination in accordance with Accounting Standards Codification 805, Business Combinations. Under the acquisition method of accounting, the total purchase price is allocated to ASP's net tangible and intangible assets based on their estimated fair values as of April 1, 2019, the date the Transaction was completed, and all ASP equity balances are eliminated.

The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill. The Company is in the process of finalizing its assessment of the fair value of the assets acquired and liabilities assumed. The completion of the valuation may result in material revisions to the fair values noted below. A change in the fair value of assets acquired and liabilities assumed will also affect the balance of goodwill and may revise the amortization of intangible assets and depreciation expense related to property, plant and equipment.
The following table summarizes the preliminary estimated fair values of assets acquired and liabilities assumed based on the Company's current best estimates ($ in millions):

Inventory	$253.7
Property, plant and equipment	72.0
Definite-lived intangible assets subject to amortization:
Customer relationships	658.5
Developed technology	280.5
Total definite-lived intangible assets subject to amortization	939.0
Indefinite-lived intangible assets:
Goodwill	1,311.8
Tradenames and trademarks	162.5
Total indefinite-lived intangible assets	1,474.3
Other assets	3.0
Other liabilities(a)	(42.0)
Net cash consideration	$2,700.0

(a)Other liabilities include $18.8 million of current liabilities, and $23.2 million of long-term liabilities.
Definite-lived intangible assets acquired have estimated useful lives ranging from 8 to 12 years. The amortization related to the amortizable intangible assets is reflected as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Earnings. The value assigned to ASP's customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the acquisition date taking into consideration expected attrition of the existing customer base. The estimated cash flows were based on revenues for those existing customers net of operating expenses and net contributory asset charges associated with servicing those customers. The estimated revenues were based on estimated growth rates and customer renewal rates. Operating expenses were estimated based on the supporting infrastructure expected to sustain the assumed revenue growth rates. Net contributory asset charges were based on the estimated fair value of those assets that contribute to the generation of the estimated cash flows. The 14.5% discount rate utilized to discount the net cash flows of customer relationships to its present value was based on the risks associated with the cash flows taking into consideration the Company's weighted average cost of capital.

The value assigned to ASP's developed technology was determined by discounting the estimated future cash flows associated with the existing developed technology to its present value. Developed technology, which comprises products that have reached technological feasibility, includes offerings in ASP's portfolio of products. The revenue estimates used to value the developed technology were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by ASP and its competitors. The 14.5% discount rate utilized to discount the net cash flows of developed technology to its present value was based on the risks associated with the cash flows taking into consideration the Company’s weighted average cost of capital.

(n)
The Company financed the $2.7 billion acquisition price of ASP with approximately $1.4 billion net proceeds from the issuance and sale of 0.875% convertible senior notes due 2022 ("Convertible Notes"), approximately $1.0 billion from the issuance of a 364-day delayed-draw term loan due 2020 and the remaining of net proceeds from the issuance and sale of commercial paper. The delayed-draw term loan was considered short-term debt.

Of the $1.4 billion in proceeds received from the issuance of the Convertible Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. Debt issuance costs of $24.3 million were proportionately allocated to debt and equity.

(o)	The following assets and liability of ASP were not included in the Transaction and have been removed to reflect Fortive's financial position following the Transaction ($ in millions):

Assets
Accounts receivable	$171.0
Prepaid expenses and other current assets	10.5
Property, plant and equipment(a)	31.6

Liability
Accounts payable	$34.9
(a) The property, plant and equipment adjustment in the Unaudited Pro Forma Condensed Combined Balance Sheet reflects certain property, plant, and equipment that was not acquired by Fortive in the Transaction and the estimated fair value adjustments to property, plant, and equipment outlined above in tickmark m.

(p)
Adjustment to reflect one-time, direct and incremental transaction costs of $50.1 million incurred by Fortive through May 24, 2019 and the corresponding tax impact of $8.9 million in retained earnings. These non-recurring charges are directly attributable to the Transaction and will not have a continuing impact on the combined Fortive and ASP future results.

NOTE 3. NON-RECURRING ITEMS
In connection with the Transaction, the Company has incurred and will incur certain non-recurring charges following the Transaction that have not been included in the Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 2018. These non-recurring charges include approximately $122 million ($101 million after tax) of expense associated with recording acquired inventory at fair value and fair value adjustments to deferred revenue. Further, the Company has incurred and will incur non-recurring transaction costs of approximately $97 million ($80 million after tax); this amount includes the transaction costs outlined in tickmark p above. These non-recurring charges are directly attributable to the Transaction and will not have a continuing impact on the combined Fortive and ASP future results.

NOTE 4. FORWARD-LOOKING STATEMENTS
This Unaudited Pro Forma Condensed Combined Statement of Earnings is forward-looking and involves a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statement and you should not place undue reliance on any such forward-looking statement. These factors include risks and uncertainties related to, among other things: the possibility that the expected synergies from the acquisition of ASP will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; the possibility that disruption from the acquisition may make it more difficult to maintain business and operational relationships; difficulty in integrating personnel, operations and financial and other controls and systems, and retaining key employees and customers; Fortive's and ASP’s ability to accurately predict future market conditions; the risk of new and changing regulation and public policy in the U.S. and internationally; and the exposure to litigation and/or regulatory actions or sanctions resulting from activities of ASP prior to the acquisition. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Fortive’s SEC filings, including Fortive's Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended March 29, 2019. These forward-looking statements speak only as of the date of this report and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.